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                                 MEDIA GENERAL, INC.

                            SUPPLEMENTAL THRIFT PLAN

                  Amended and Restated as of November 17, 1994

     ARTICLE I.
     Introduction.

     1.01. Purpose of Plan. The purpose of the Plan is to provide retirement income to Eligible Employees through a program of salary reduction contributions matched in part by Employer contributions. This Plan is specifically designed and intended to allow employees whose Basic Contributions to the Media General, Inc. Employees Thrift Plan (the "Thrift Plan") are limited by various provisions of the Internal Revenue Code to make contributions by means of salary reduction and receive the benefit of Employer matching contributions.

     ARTICLE II.
     Definitions.
          Wherever used herein, the following terms have the following meanings unless a different meaning is clearly required by context:

     2.01. "Administrator" means the Company or other person, entity or committee appointed to administer the Plan in accordance with Article III.

     2.02. "Affiliated Company" means (a) any corporation (other than the Company) that is a member of a controlled group of corporations (as defined in
Section 414(b) of the Code) with the Company, (b) any trade or business (other than the Company), whether or not incorporated, that is under common control (as defined in Section 414(c) of the Code) with the Company, and (c) any trade or business (other than the Company) that is a member of an affiliated service group (as defined in Section 414(m) of the Code) of which the Company is also a member; provided, that the term" Affiliated Company" shall not include any corporation or unincorporated trade or business prior to the date on which such corporation, trade or business satisfies the affiliation or control tests of
(a), (b) or (c) above.

     2.03. "Beneficiary" mean the person or persons entitled under Article VIII to receive benefits under the Plan upon the death of the Participant.

     2.04.     "Board of Directors" means the Board of Directors of the Company.

     2.05. "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes references to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

     2.06. "Company" means Media General, Inc., a Virginia corporation, and any successor to all or a major portion of its assets or business which assumes the obligations of the Company.

     2.07. "Compensation" means compensation as defined in the Media General, Inc. Employees Thrift Plan without regard to any reduction in compensation by reason of a compensation reduction agreement in effect between such Participant and the Participating Employer.

     2.08. "Computation Period" means an Eligibility Computation Period or a Vesting Computation Period, as the context requires.
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     2.09.     "Effective Date" means August 1, 1987 and, for the Plan as amended and restated, November 17, 1994.

     2.10. "Matching Contribution" means, in the case of any Participant, any contribution made for the benefit of the Participant by a Participating Employer under Section 5.03.

     2.11. "Matching Contribution Account" means, for any Participant, the account described in Section 7.01 to which Matching Contributions for the Participant's benefit (and earnings attributable thereto) are credited.

     2.12. "Normal Retirement Date" means the date on which the Participant attains age 65.

     2.13. "Participant" means each Employee who participates in the Plan in accordance with Article IV hereof.

     2.14. "Participating Employer" means the Company and any Affiliated Company which has adopted the Plan with the approval of the Board of Directors.

     2.15. "Plan" means the Media General, Inc. Supplemental Thrift Plan as set forth herein, together with any and all amendments and supplements hereto.

     2.16.     "Plan Year" means the calendar year.

     2.17. "Share of the Trust Fund" means, in the case of each Participant, that portion of the Trust's assets which is allocated to the accounts of the Participant in accordance with Article VII of the Plan.

     2.18.     "Stock" means the Class A common stock of the company.

     2.19. "Supplemental Contribution" means, in the case of any Participant, that portion of a Participant's Compensation deferred in accordance with Section V hereof.

     2.20. "Supplemental Contribution Account" means, for any Participant, the account described in Section 7.01 to which Supplemental Contributions for the Participant's benefit (and earnings attributable thereto) are credited.

     2.21.     "Thrift Plan" means the Media General, Inc. Employees Thrift
Plan.

     2.22. "Trust" means the trust or trusts that may be established between the Company and a Trustee in connection with the Plan.

     2.23.     "Trust Fund" means property held in trust by the Trustee.

     2.24. "Trustee" means the person or persons appointed as Trustee pursuant to Section 6.02, any successor trustee or trustees, and any additional trustee or trustees.

     2.25. "Valuation Date" means the last business day of each March, June, September and December.

     ARTICLE III.
     Administration.


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     3.01.     Administrator.  The Plan will be administered by the Company or by any person, entity or committee appointed from time to time by the Board of Directors to serve at its pleasure. A Participant may be appointed to serve as Administrator at the discretion of the Board of Directors. Except as may be directed by the Company, no person serving as Administrator will receive any compensation for his services as Administrator. The Company shall provide the Trustee with a written certification stating the name or names of the Administrator. The Trustee shall be entitled to rely upon such a certification as to the identity of the Administrator until the Trustee is notified by the Company otherwise.

     3.02. Powers of Administrator. The Administrator will have full power to administer the Plan in all of its details. For this purpose the Administrator's power will include, but will not be limited to, the following authority:
          (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan or required to comply with applicable law;
          (b) to interpret the Plan, its interpretation thereof in good faith to be final and conclusive on any Employee, former Employee, Participant, former Participant and Beneficiary;
          (c)  to decide all questions concerning the Plan;
          (d) To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits will be paid;
          (e)  to authorize the payment of benefits;
          (f) to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under state or local law and regulations; and
          (g) to appoint such agents, counsel, accountants and consultants as may be required to assist in administering the Plan.

     3.03. Examination of records. The Administrator will make available to each Participant such of its records as pertain to him, for examination at reasonable times during normal business hours.

     3.04. Nondiscriminatory exercise of authority. Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise his authority in a nondiscriminatory manner so that all persons similarly situated with receive substantially the same treatment.

     3.05. Reliance on tables, etc. In administering the Plan, the Administrator will be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any accountant, trustee, counsel or other expert who is employed or engaged by the Administrator or by the Company on the Administrator's behalf.

     3.06. Indemnification of Administrator and Trustee. The Company agrees to indemnify and defend to the fullest extent of the law any Employee or former Employee who in good faith serves or has served in the capacity of Administrator or as a member of a committee designated as Administrator against any liabilities, damages, costs and expenses occasioned by his having occupied a fiduciary position in connection with the Plan. The Company agrees to identify and to defend to the fullest extent of the law any claims against the Trustee
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caused by its action pursuant to instructions from the Company or from the
Administrator or, if the Trustee may not act in the absence of such instructions, its failure to act in the absence of such instructions.

     3.07. Costs of administration. All reasonable costs and expenses incurred by the Administrator and the Trustee in administering the Plan and Trust will be paid by the Company.

     ARTICLE IV.
     Participation.

     4.01. Participation. An Employee who satisfies criteria established by the Company in its unfettered discretion may become a Participant on the first day of any month by delivering an executed compensation reduction agreement, as described in Section 5.02, which is accepted by the Administrator prior to the beginning of the month for which such election is to be effective.

     4.02. Notice to Participants. The Administrator will inform each Employee who is eligible to execute a compensation reduction agreement of his eligibility to participate in the Plan.
     ARTICLE V.
     Contributions.

     5.01. Supplemental Contributions. On behalf of each Participant with whom there is in effect, for any pay period, a compensation reduction agreement described in Section 5.02, and who is receiving Compensation from a Participating Employer during such pay period, such Participating Employer will contribute, as a Supplemental Contribution, the amount specified as a salary reduction in such Participant's compensation reduction agreement. Each such Supplemental Contribution will be credited to the Participant's Supplemental Contribution Account in accordance with Section 7.02.

     5.02. Compensation reduction agreements. For purposes of Section 5.01, a "compensation reduction agreement" is a written agreement between a Participant and a Participating Employer which satisfies the requirements of this Section 5.02. Each such agreement shall provide that the Participant's Compensation will be reduced by the amount specified, which amount shall not exceed $30,000 for any calendar year. Each such agreement shall be in a form prescribed or approved by the Administrator and shall be (a) irrevocable while the agreement is in effect with respect to Compensation already earned but (b) revocable as to future pay periods.
     A Participant may elect to participate or, for the future, to increase or decrease the amount by which his Compensation is to be reduced by delivering a new, executed compensation reduction agreement which is accepted by the Administrator prior to the beginning of the month for which such election is to be effective. Notwithstanding the foregoing, the Administrator in its sole discretion may, at any time with or without notice, permit a change in or a suspension of the terms of any compensation reduction agreement if it deems such a change or suspension to be justified by individual circumstances.

     5.03. Matching Contributions. The Participating Employer shall contribute to each Participant's Matching Contribution Account for each Plan Year an amount equal to the lesser of: (a) the Participant's Supplemental Contribution or; (b) three percent (3%) of the Participant's Compensation for the Plan Year reduced by Employer matching contributions made on behalf of such Participant to the Thrift Plan. The Administrator shall estimate the Matching Contributions that will be made for the Participant during the Plan Year and shall divide the Matching Contribution for the Plan Year by the number of pay
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periods in the Plan Year.  The pro-rata portion of the annual Matching
Contribution so determined will be paid in cash to the Trustee and credited to the Participant's Matching Contribution Account at the same time that the Participant's Supplemental Contributions are paid and credited. The Administrator shall adjust each Participant's Matching Contributions to the proper amount for the prior Plan Year by making a withdrawal from or an additional contribution to such Participant's Matching Contribution Account on each January 31 or on the last day of the first month following the termination of a Participant's employment.

     ARTICLE VI.
     Trust Fund.

     6.01. "Unfunded Plan". The Plan shall be unfunded for federal income tax purposes and for purposes of Title I of ERISA. The Plan constitutes a mere promise by the Employer to make future benefit payments. Nevertheless, for the convenience of the Company, a trust fund may be established to segregate certain assets for the purpose of paying benefits under the Plan. The Company shall be the beneficial owner of such assets, and no Participants or Beneficiary shall have any right, title, or interest in or to any such assets.

     6.02 Appointment of Trustee. The Company may appoint by written notice one or more individuals or corporations to act as Trustee under the Plan, and at any time may remove and appoint a successor to any such person or persons. The Trustee, and any Successor Trustee, shall be entitled to written notice from the Company stating the date on which the removal is effective. Written notice of removal, resignation or appointment shall be provided to all Trustees under the Plan. The Company may enter into a separate trust agreement with the Trustee and make such amendments to such trust agreement or such further agreements as the Company in its sole discretion may deem necessary or desirable to carry out the Plan.

     6.03. Investment funds within the Trust Fund. All contributions to the Trust and all investments thereunder shall be held by the Trustee in the Trust Fund. The Trust Fund shall consist of all Stock held by the Trustee and all cash held by the Trustee resulting from the receipt of dividends or other distributions on Stock held in the Company Stock Fund, and from Supplemental Contributions and Matching Contributions paid in cash, all of which cash is to be invested in Stock as soon as practicable. The Trustee, as directed by the Company, shall have the right to vote stock held in the Trust Fund personally or by proxy and to delegate the Trustee's powers and discretions with respect to stock to a proxy.

     6.04. Acquisition of Stock. The Stock required to be purchased by the Trustee for purposes of the Plan shall be purchased by the Trustee from such sources and at such prices as the Trustee in its sole discretion may determine.

     6.05. Investment of contributions and earnings. All amounts credited to a Participant's Supplemental Contribution Account and his Matching Contribution Account shall be invested by the Trustee in Company Stock. Amounts credited to such accounts in cash shall be invested in Company Stock as soon as reasonably possible.

     6.06. Protection of Trustee and Limitation of Liability. The Trustee shall be fully protected in acting upon any instrument, certificate, or document believed by it to be genuine. The Trustee agrees to hold in trust and administer the Fund subject to all the terms and conditions of the Plan. The Trustee's responsibility shall be limited to holding, investing and reinvesting
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the assets of the Fund from time to time in its possession.

     ARTICLE VII.
     Participant Accounts.

     7.01. Accounts. The Administrator shall maintain on its books for each Participant a Supplemental Contribution Account and a Matching Contribution Account. The Trustee may establish and maintain such sub-accounts as it deems necessary or desirable to fulfill the provisions of the Plan.

     7.02. Adjustment of accounts. The Administrator shall, as of each Valuation Date,
          (a) First, with respect to each Participant, reduce, first, the balance of his Supplemental Contribution Account until exhausted, and second, the balance of his Matching Contribution Account, by the aggregate amount of all distributions and withdrawals made to the Participant since the preceding Valuation Date;
          (b) Second, credit each Participant's Supplemental Contribution Account with the sum of the Supplemental Contributions made for his benefit for the quarterly period ending on such Valuation Date; and
          (c) Third, credit and each Participant's Matching Contribution Account with the Matching Contribution made for his benefit for the quarterly period ending on such Valuation Date.
          (d) Fourth, adjust the balances of each Participant's Supplemental Contribution Account and Matching Contribution Account to reflect the current fair market value of the assets in the Trust Fund allocable to such Accounts;

In adjusting each account under (d) above to reflect the current value of the assets in the Fund in which the account is invested, the Administrator will allocate to each of the accounts, in proportion to the balances therein immediately prior to such adjustment, an amount equal to the income and expenses of the Fund and of the gain and loss (realized and unrealized) on the assets of the Fund, valued at their fair market value. In the case of each Participant (including for purposes of this sentence any former Participant), the Trustee shall continue to maintain the accounts described herein, and to adjust such accounts in the manner set forth above, until such Participant's accounts are distributed to their entirety.

     ARTICLE VIII.
     Distribution of Benefits.

     8.01. Termination of Employment. Upon the termination of his employment for any reason, each Participant or his designated Beneficiary will receive a cash distribution in an amount equal to the balance of his Supplemental Contribution Account and his Matching Contribution Account, determined as of the Valuation Date coinciding with or immediately following the date his employment terminates. Any payment required under this Section shall be made no later than thirty (30) days from the Valuation Date coinciding with or immediately following the date his employment terminates.

     8.02. Payments to Beneficiary. In the event the Participant dies prior to receiving all payments due him under the Plan, the Company shall pay all payments then due the Participant to the Participant's Beneficiary at the time and in the amount that such payments would have been made to the Participant had he survived.

     8.03. Beneficiary Designation. The Participant may, from time to time, by signing a form approved by the Administrator, designate any legal or natural person or persons (who may be designed contingently or successively) to whom
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payments are to be made if the Participant dies before receiving payment of all amounts due hereunder. A beneficiary designation form will be effective only after the signed form is filed with the Company while the Participant is alive and will cancel all beneficiary designation forms signed and filed earlier. If the Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries of the Participant die before the Participant or before complete payment of all amounts due hereunder, the Company shall pay the unpaid amounts to the Participant's estate.

     8.04. Unsecured Contractual Obligation. The Company's obligation to make payments to any person under this Agreement is purely contractual, and the parties do not intend that the amounts payable hereunder be held by the Company in trust for the Participant or as a segregated fund. Participants and Beneficiaries have the status of unsecured creditors of the Company.

     8.05. Benefits Non-Assignable. Benefits payable to or for the benefit of a Participant or Beneficiary shall not be assignable and shall not be subject to the claims of creditors of such participant or beneficiary.

     8.06 Claims Procedure. Any claim by a Participant or his Beneficiary (hereafter "Claimant") for benefits shall be submitted to the Administrator.
The Administrator shall be responsible for deciding whether such claim is within the scope provided by the Plan (a "Covered Claim") and for providing full and fair review of the decision with respect to such claim. In addition, the Administrator shall provide a full and fair review in accordance with the procedures described below.
     Each Claimant or other interested person shall file with the Administrator such pertinent information as the Administrator may specify, and in such manner and form as the Administrator may specify and provide, and such person shall not have any rights or be entitled to any benefits or further benefits hereunder, as the case may be, unless such information is filed by the Claimant or on behalf of the Claimant. Each Claimant shall supply at such times and in such manner as may be required, written proof that the benefit is covered under the Plan. If it is determined that a Claimant has not incurred a Covered Claim or if the Claimant shall fail to furnish such proof as is requested, no benefits or no further benefits hereunder, as the case may be, shall be payable to such Claimant.
     Notice of a decision by the Administrator with respect to a claim shall be furnished to the Claimant within ninety (90) days following the receipt of the claim by the Administrator (or within ninety (90) days following the expiration of the initial ninety (90) day period, in a case where there are special circumstances requiring extension of time for processing the claim). If special circumstances require and extension of time for processing the claim, written notice of the extension shall be furnished by the Administrator to the Claimant prior to the expiration of the initial ninety (90) day period. The notice of extension shall indicate the special circumstances requiring the extension and the date by which the notice of decisions with respect to the claim shall be furnished. Commencement of benefit payments shall constitute notice of approval of a claim to the extent of the amount of the approved benefit. If such claim is wholly or partially denied, such notice shall be in writing and shall set forth (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the Plan on which the denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan's claims review procedure. If the Administrator fails to notify the Claimant of the decision regarding his or her claim in accordance with these "Claims Procedure" provisions, the claim shall be deemed denied and the Claimant shall then be permitted to proceed with
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the claims review procedure provided herein.
     Within sixty (60) days following receipt by the Claimant of notice of the claim denial, or within sixty (60) days following the close of the ninety (90) day period referred to herein, or if the Administrator fails to notify the Claimant of the decision within such ninety (90) day period, the Claimant may appeal denial of the claim by filing a written application for review with the Administrator. Following such request for review, the Administrator shall fully and fairly review the decision denying the claim. Prior to the decision of the Administrator, the Claimant shall be given an opportunity to review pertinent documents and to submit issues and comments to the Administrator in writing.
The decision of the Administrator shall be made within sixty (60) days following receipt by the Administrator of the request for review (or within one hundred and twenty (120) days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing such denied claim). The Administrator shall deliver its decision to the Claimant in writing. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.
     For all purposes under the Plan, the decision with respect to a claim if no review is requested and the decision with respect to a claim if review is requested shall be final, binding and conclusive on all interested parties as to matters relating to the Plan.

     ARTICLE IX
     Amendment and Termination.

     9.01. Amendment. The Company reserves the right at any time to amend, modify or terminate the Plan, in whole or in part. Any such amendment, modification or termination of the Plan shall be made by a resolution adopted by the Board of Directors and communicated to Participants within a reasonable time from the later of the date of adoption or the effective date of such action; provided, however, that the Company shall not amend the Plan or Trust retroactively in such a manner as to reduce any benefit payable to Participant or Beneficiary to the extent that such benefit was accrued and vested prior to the amendment, modification or termination.

     9.02. Distributions upon termination of the Plan. Upon termination of the Plan, the Trustee as directed by the Administrator in writing will make distributions to each Participant in an amount equal to the entire balance of his Supplemental Contribution Account and Matching Contribution Account determined as of the termination date. Upon the completion of such distribution to all Participants, the Plan will terminate, the Administrator will be relieved from all liability under the Plan, and no Participant or other person will have any claims thereunder.

ARTICLE X
Applicable Law.
     This Plan shall be construed in accordance with applicable federal law and, to the extent otherwise applicable, the laws of Virginia.

     IN WITNESS WHEREOF, Media General, Inc. has caused this instrument to be signed by its duly authorized officer this 17th day of November, 1994.

                                   MEDIA GENERAL, INC.

                                   By:/s/ J.Stewart Bryan III
                                   --------------------------
                                        J. STEWART BRYAN III
                                        Chairman